[LOGO ANDERSON
CHEMICAL COMPANY]

                                 PROMISSORY NOTE

U.S. $20,000                                              Litchfleld, Minnesota
                                                                   July 9, 1996

     1. FOR VALUE RECEIVED, The undersigned(Borrower) promises to pay Anderson Chemical Company, a Minnesota Corporation(Note Holder) the principal sum of Twenty Thousand U.S. Dollars ($20,000) with interest on the unpaid principal balance at a rate of one percent (1%) per month. The 1% interest will be the minimum payable for each fraction of a month. Principal and interest shall be payable at Box 1041, Litchfield, Minnesota, 55355.

     2. This is a demand note and borrower shall pay Anderson Chemical Company the principal and interest as outlined above(1.) out of any proceeds which Franklin Consolidated Mining Company receives from private stock offerings upon demand. This note shall have a priority payment status and shall be paid before any other liabilities of Franklin Consolidated Mining Co. are satisfied.

FRANKLIN CONSOLIDATED MINING CO.


By: /s/ J. Terry Anderson
   ---------------------------------------------
   J. Terry Anderson, Chairman and President

ANDERSON CHEMICAL COMPANY


By: /s/ Leif E. Anderson
   ----------------------------------------------
   Leif E. Anderson, Vice President and Treasurer